Contact:       Sandra Menta
               610-738-6376
               Cephalon, Inc.

FOR IMMEDIATE RELEASE
---------------------

    Cephalon Announces Offering of $100 Million of Convertible Exchangeable
                                Preferred Stock

     West Chester, PA -- August 13, 1999 -- Cephalon, Inc. (NASDAQ: CEPH) announced today that it has entered into a purchase agreement providing for the sale to certain initial purchasers of 2,000,000 shares of convertible exchangeable preferred stock at $50 per share (the "Preferred Stock") in a private offering to certain institutional investors expected to close August 18, 1999.

     The Company has granted the initial purchasers a 45-day option to purchase up to an additional 500,000 shares of the Preferred Stock . Dividends on the Preferred stock will be cumulative at the annual rate of $3.625 per share. The Preferred Stock will be convertible into shares of Common Stock of the Company at a conversion price of $17.92 per share, subject to adjustment in certain circumstances. The Preferred Stock will be exchangeable, at the option of the Company, into 7 1/4% Convertible Debentures which will also be convertible into shares of Common Stock of the Company. The Preferred Stock and the Debentures, if issued, will be redeemable by the Company at declining redemption prices commencing in August 2001.

     The Company stated that it intends to use the proceeds of the offering to fund the further development and marketing of PROVIGIL(R) (modafinil) Tablets [C-IV], preclinical and clinical development and other research and development activities, the settlement of legal proceedings, working capital, and other corporate purposes. The Company may also use a portion of its available funds for acquisitions, although no such acquisitions are currently contemplated, or to prepay its revenue sharing notes.

          The securities to be offered will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

          Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders, sleep disorders and cancer.

                                 - continued -

Cephalon Announces Offering of $100 Million of Convertible Exchangeable Preferred Stock
Page 2

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide the company's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. The company's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth below and in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place too much reliance on any such factors or forward-looking statements. Furthermore, Cephalon does not intend (and it is not obligated) to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

  NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax 24 hours a
            -----------------------
day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 134563.

                                       8